UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 22, 2018

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2018, Convergent Media Systems Corporation (the “Borrower”), a wholly-owned subsidiary of Ballantyne Strong, Inc. (the “Company”), entered into a Master Installment Payment Agreement (the “Financing Agreement”) with NEC Financial Services, LLC (the “Lender”).

The Financing Agreement provides for financing in connection with the purchase by the Borrower of media players and related equipment (the “Equipment”), in an aggregate amount of up to approximately $4.4 million. Installment payments under each contract for purchase of the Equipment are due monthly for a period of 60 months, or at such earlier date on which the Financing Agreement may have been terminated in accordance with the provisions thereof. The financing provided by the Financing Agreement for the purchase of the Equipment is secured by the Equipment and all accessories, attachments and accessions and replacements thereof and all proceeds thereof.

Payments under the Financing Agreement are fixed at interest rates based on the three-year U.S. Treasury Note yield plus a spread at the time of funding. The obligations under the Financing Agreement are guaranteed by the Company.

The Financing Agreement provides for customary events of default with corresponding grace periods, including: (i) failure to pay principal, interest or fees under the Financing Agreement when due and payable; (ii) failure to comply with other covenants and agreements contained in the Financing Agreement; (iii) the making of false or inaccurate representations and warranties; (iv) loss, theft, substantial damage or destruction of the Equipment; (v) certain defaults under other debt or obligations; (vi) money judgments; (vii) a change in control or ceasing to operate business in the ordinary course; and (viii) certain events of bankruptcy or insolvency. Upon the occurrence of an event of default, the Lender may declare the entire unpaid balance immediately due and payable and/or exercise any and all remedial and other rights under the Financing Agreement.

The foregoing description of the Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Financing Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Master Installment Payment Agreement, dated as of May 22, 2018, by and between Convergent Media Systems Corporation, as Borrower, and NEC Financial Services, LLC, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: May 29, 2018	By:	/s/ Lance V. Schulz
Lance V. Schulz
Senior Vice President, Chief Financial Officer